Exhibit 99

                         Form 4 Joint Filer Information


Name:                          Wattles Capital Management, LLC

Address:                       7945 W. Sahara #205
                               Las Vegas, Nevada  89117

Designated Filer:              Mark J. Wattles

Issuer & Ticker Symbol         Bally Total Fitness Holding Corporation (BFT)

Date of Event
Requiring Statement:           November 11, 2005

Signature:                     Wattles Capital Management, LLC


                               By: /s/Mark J. Wattles
                                   --------------------------
                                   Mark J. Wattles, President